UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2013

Nielsen Holdings N.V.

The Nielsen Company B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-35042 333-142546-29	98-0662038 98-0366864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway New York, New York 10003 (646) 654-5000	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 398 8777

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As previously announced, on December 17, 2012, Nielsen Holdings N.V., a Dutch public company with limited liability (naamloze vennootschap) (“Nielsen”), TNC Sub I Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of The Nielsen Company B.V. and Nielsen (“Merger Sub”), and Arbitron Inc., a Delaware corporation (“Arbitron”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Arbitron (the “Merger”), and Arbitron will become an indirect wholly-owned subsidiary of The Nielsen Company B.V. and Nielsen at the effective time of the Merger.

On January 24, 2013, a putative class action lawsuit was filed in the Court of Chancery of the State of Delaware regarding the proposed Merger. The complaint (“Complaint”) was purportedly filed on behalf of the public shareholders of Arbitron, and names as defendants, Arbitron, each of Arbitron’s directors, Merger Sub, and Nielsen. The Complaint alleges, among other things, that Arbitron’s directors breached their fiduciary duties by failing to maximize shareholder value in a proposed sale of Arbitron. The Complaint further alleges that Arbitron’s preliminary proxy statement fails to provide material information and provides materially misleading information relating to the Merger and that Arbitron and Nielsen aided and abetted the alleged breaches by Arbitron’s directors. The plaintiff seeks, among other things, class action status, an injunction preventing the completion of the Merger (or, if the Merger is completed, rescinding the Merger or awarding rescissory damages), and the payment of attorneys’ fees and expenses. Nielsen and Merger Sub intend to defend the suit vigorously.

On February 4, 2013, Arbitron announced that Arbitron and Nielsen have agreed that Nielsen will voluntarily withdraw and refile the Hart-Scott-Rodino (“HSR”) notification and report form for the Merger in order to give the Federal Trade Commission additional time to review the proposed transaction. Nielsen originally filed its notification and report form on January 4, 2013. The HSR notification and report form is being withdrawn effective as of February 4, 2013, and Nielsen intends to refile on February 6, 2013. Upon renewing its filing on that date, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act will expire on Friday, March 8, 2013, at 11:59 p.m. New York City time, unless earlier terminated or extended by a request for additional information.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements:

This written communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as ‘will’, ‘expect’, ‘should’, ‘could’, ‘shall’ and similar expressions. These statements are subject to risks and uncertainties concerning Nielsen’s proposed acquisition of Arbitron and actual results and events could differ materially from what presently is expected. The potential risks and uncertainties include the possibility that the transaction will not close or that the closing may be delayed; the possibility that Arbitron may be unable to obtain stockholder approval as required for the transaction or that the other conditions to the closing of the transaction may not be satisfied; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; general economic conditions; conditions in the markets Nielsen and Arbitron are engaged in; behavior of customers, suppliers and competitors (including their reaction to the transaction); technological developments; as well as legal and regulatory rules affecting Nielsen’s and Arbitron’s business and specific risk factors discussed in other releases and public filings made by Nielsen and Arbitron (including their respective filings with the SEC). This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this written communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events, or other factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2013

NIELSEN HOLDINGS N.V. THE NIELSEN COMPANY B.V.

By:	/s/ James W. Cuminale
Name:	James W. Cuminale
Title:	Chief Legal Officer